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                                                                    EXHIBIT 21.1


                         Subsidiaries of the Registrant

                                                State or Other
Subsidiary                                  Jurisdiction of Domicile
----------                                  ------------------------
Ameritrade (Inc.)                                 Nebraska
Accutrade, Inc.                                   Nebraska
Advanced Clearing, Inc.                           Nebraska
AmeriVest, Inc.                                   California
OnMoney Financial Services Corporation            Delaware
Freetrade.com, Inc.                               New York
Ameritrade Institutional Services, Inc.           Florida
Ameritrade Canada, Inc.                           New Brunswick, Canada
Ameritrade IP Company, Inc.                       Delaware
Ameritrade Services Company, Inc.                 Delaware
Ameritrade Development Company, Inc.              Delaware
Ameritrade International Company, Inc.            Cayman Islands
Financial Passport, Inc.                          Delaware
PFN Financial, LLC                                Delaware
PFN Mortgage Services, LLC                        Delaware
PFN Mortgage Services, Inc.                       Delaware
PFN Investment Management, LLC                    Delaware
Financial Passport Insurance Agency, Inc.         Virginia
TenBagger, Inc.                                   Nevada
TradeCast Inc.                                    Delaware
TradeCast Enterprises LLC                         Texas
TradeCast Investments Ltd.                        Texas
TradeCast Services Inc.                           Texas
TradeCast Management Corp.                        Texas
TradeCast Resources Inc.                          Texas
TradeCast Ltd.                                    Texas
TradeCast Securities Ltd.                         Texas
QuoteCast Ltd.                                    Texas
TradeCast Advertising LLC                         Texas
Nebraska Hudson Company, Inc.                     New York

Each subsidiary does business under its actual name.